UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2008

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xian Province, P.R. China

(Address of Principal Executive Offices)

(8629) 8819-3188

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreement with Weibing Lu

On May 5, 2008, we entered into an Employment Agreement with Mr. Weibing Lu. Under the terms of the Employment Agreement, we agreed to the continued employment of Mr. Lu as our Chief Executive Officer for a term of 5 years. Mr. Lu is to receive an initial annual salary of $100,000, with an annual 5% increase of the prior year’s salary thereafter during the term. Additionally, at the discretion of our board of directors’ compensation committee, Mr. Lu may be eligible for an annual bonus which amount, if any, and payment will be determined by the compensation committee. Mr. Lu is entitled to medical, disability and life insurance, as well as 4 weeks of vacation annually and reimbursement of all reasonable or authorized business expenses.

During its term, the Employment Agreement terminates upon Mr. Lu’s death, disability or for cause. If Mr. Lu is unable to perform his obligations under the Employment Agreement for over 180 consecutive days during any consecutive 12 months period, we may terminate the Employment Agreement by written notice to Mr. Lu delivered prior to the date that he resumes his duties. Upon receipt of such written notice, Mr. Lu may request a medical examination under which if he is certified to be incapable of performing his obligations for over 2 additional months, the Employment Agreement is terminated. We may also terminate the Employment Agreement for cause, upon notice if at any time Mr. Lu: (a) refuses in bad faith to carry out specific written directions of our board of directors; (b) intentionally takes fraudulent or dishonest action in his relations with us; (c) is convicted of a crime involving an act of significant moral turpitude; or (d) knowingly commits an act or omits to act in violation of our written policies, the Employment Agreement or any agreements that we may have with third parties and that is materially damaging to our business or reputation. However, termination for the cause described in (a), (b) or (d) is predicated first on Mr. Lu receiving a 5-day written notice and a reasonable opportunity to present his positions, then a subsequent written notice of the termination, with the termination to take effect 20 business days thereafter if Mr. Lu does not dispute the cause for the termination or fails to take corrective actions in good faith. Thereafter, if Mr. Lu takes corrective actions, he may be terminated for the same misconduct upon 5-days written notice.

On the other hand, Mr. Lu may terminate the Employment Agreement upon written notice if: (w) there is a material adverse change in the nature of his title, duties or obligations; (x) we materially breach the Employment Agreement; (y) we fail to make any payment to Mr. Lu (excepting any payment which is not material and which we are contesting in good faith); or (z) there is a change of control of the Company. However, termination for cause described in (w), (x) or (y) is predicated on our receiving a written notice from Mr. Lu specifying the cause, with the termination to take effect if we fail to take corrective action within 20 business days thereafter.

The Employment Agreement also contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; (ii) preventing competition with Skystar during his employment and for a period of 3 years after termination (including contact with or solicitation of Skystar’s customers, employees or suppliers), provided that Mr. Lu may make investments of up to 2% in the publicly-traded equity securities of any competitor of Skystar; (iii) requiring Mr. Lu to refer any business opportunities to Skystar during his employment and for a period of 1 year after termination. However, Mr. Lu shall have no further obligations with respect to competition and business opportunities if his employment is terminated without cause or if he terminates his employment for cause.

Lastly, we are obligated under the Employment Agreement to indemnify Mr. Lu for any claims made against him in his capacity as our chief executive officer and, in connection to that obligation, we are required to include him under any director and officer insurance policy that is in effect during his employment as our officer, director or consultant.

The foregoing description of the Employment Agreement is qualified in its entirety by a copy thereof attached as Exhibit 10.1 to this current report on Form 8-K.

Loanout Agreement for the Services of Bennet P. Tchaikovsky

On May 5, 2008, we entered into a Loanout Agreement with Worldwide Officers, Inc., a California corporation, pursuant to which we have retained the services of Bennet P. Tchaikovsky to serve as Skystar’s Chief Financial Officer.

The Loanout Agreement is described in greater details under Item 5.02 of this current report on Form 8-K, which is incorporated herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)  Effective May 5, 2008, Ms. Erna Gao resigned as the Chief Financial Officer of Skystar Bio-Pharmaceutical Company (“Skystar”).

(c)  Effective May 5, 2008, our board of directors appointed Mr. Bennet P. Tchaikovsky as Skystar's Chief Financial Officer.

 Mr. Tchaikovsky presently serves on the board of directors of Ever-Glory International, Inc., an OTCBB listed company, as the chairman of the audit committee and a member of the compensation committee. From July 2004 through October 2007, Mr. Tchaikovsky served as the chief financial officer of Innovative Card Technologies, Inc., a NASDAQ listed company that researches, develops and markets technology-based card enhancements for financial institutions and enterprises that are designed to increase security for their customers. Since leaving that position, Mr. Tchaikovsky continues to act as a consultant to Innovative Card Technologies. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc., a company that produces trade shows for the woodworking industry. From December 2000 through June 2002, Mr. Tchaikovsky served as Interim Chief Financial Officer and Chief Financial Officer of Digital Lava, Inc., a communications application services provider of digital publishing services and related software technology. From January 2000 to November 2000, Mr. Tchaikovsky served as the Chief Financial Officer of Harvest Solutions, Inc., a service provider of Internet tracking and reporting software solutions for companies. From February 1999 to October 1999, Mr. Tchaikovsky served as Controller for Rainmaker Digital Pictures, a subsidiary of Rainmaker Entertainment Group, a post production and visual effects company that is publicly traded in Canada. From February 1998 through February 1999, Mr. Tchaikovsky served as Assistant Controller for Digital Domain, Inc., a provider of visual effects for commercial and film production. During 1996 and 1997, Mr. Tchaikovsky worked as an independent forensic accountant and financial consultant. Mr. Tchaikovsky previously worked as a senior associate at Coopers & Lybrand, LLP and internal auditor for California Federal Bank, Inc. He is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

The Loanout Agreement

We entered into a Loanout Agreement with Worldwide Officers, Inc., a California corporation, pursuant to which we have retained the services of Bennet P. Tchaikovsky to serve as Skystar’s Chief Financial Officer for a term of one year. Under the terms of the Loanout Agreement, Mr. Tchaikovsky will perform his duties from the United States and on a part-time basis (90 hours per month), and we agreed to pay an annual fee of $75,000 for Mr. Tchaikovsky’s services. Additionally, Mr. Tchaikovsky will have the right to receive 52,173 shares of our restricted common stock, to vest in four equal installments of 17,391 shares each every 3 calendar months, with the first installment to vest on August 5, 2008.

The Loanout Agreement terminates upon Mr. Tchaikovsky’s death. If Mr. Tchaikovsky is unable to perform his duties as our Chief Financial Officer for over 45 consecutive days during the term of the Loanout Agreement, we may terminate the Loanout Agreement by 10-day written notice to Mr. Tchaikovsky thereafter. We may also terminate the Loanout Agreement for cause, upon notice if at any time Mr. Tchaikovsky: (a) willfully breaches or habitually neglects his duties; or (b) commits acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct that would prevent the effective performance of his duties or would result in material harm to us or our business. Lastly, we may terminate the Loanout Agreement without cause upon a 30-day written notice to Mr. Tchaikovsky.

On the other hand, Mr. Tchaikovsky may terminate the Employment Agreement after 90-day written notice to Skystar.

The Loanout Agreement also contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; (ii) preventing competition with Skystar during the term of the Loanout Agreement and for a period of 3 years after termination (including contact with or solicitation of Skystar’s customers, employees or suppliers), provided that Mr. Tchaikovsky may make investments of up to 2% in the publicly-traded equity securities of any competitor of Skystar; (iii) requiring Mr. Tchaikovsky to refer any business opportunities to Skystar during the term of the Loanout Agreement and for a period of 1 year after termination. However, Mr. Tchaikovsky shall have no further obligations with respect to competition and business opportunities if his employment is terminated without cause or if he terminates his employment for cause.

Lastly, we are obligated under the Loanout Agreement to indemnify Mr. Tchaikovsky for any claims made against him in his capacity as our chief financial officer and, in connection to that obligation, we are required to include him under any director and officer insurance policy that is in effect during the term of the Loanout Agreement.

The foregoing description of the Loanout Agreement is qualified in its entirety by a copy thereof attached as Exhibit 10.2 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Weibing Lu dated May 5, 2008.

10.2	Loanout Agreement with Worldwide Officers, Inc. dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2008	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer